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                                 FIRST AMENDMENT TO

                            EXECUTIVE EMPLOYMENT AGREEMENT


          This First Amendment to Executive Employment Agreement ("Amendment") is made and entered this 25th day of February, 1998, by and between Brothers Gourmet Coffees, Inc. (the "Company"), and Donald D. Breen ("Executive"). The Company and Executive are each sometimes referred to herein as a "Party," and both of them are sometimes collectively referred to herein as the "Parties."

          WHEREAS, Executive and the Company previously entered into that certain Executive Employment Agreement, dated as of January 18, 1996 (the "Agreement"); and

          WHEREAS, the Agreement inadvertently terminated, by its terms, as of the close of business on January 17, 1998 (the "Termination"); and

          WHEREAS, the parties now desire to re-instate and renew the Agreement effective as of January 17, 1998, as if the Termination had not occurred.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound hereby, agree as follows:

          1. It is the express intent and desire of the parties that this Amendment and each of its provisions be effective on and as of January 17, 1998, as if the Termination had not occurred.

          2. Notwithstanding anything in the Agreement to the contrary, the Agreement is hereby re-instated and renewed for an additional twelve-month period, effective as of January 17, 1998.

          3. The reference to "January 17, 1998" in Section 2.b.(i) of the Agreement is deleted and "January 17, 1999" is inserted in its place.

          4. Effective as of January 17, 1998, the Company hereby exercises its Renewal Right in Section 2.c. of the Agreement to extend the term of the Agreement for an additional twelve months beyond the January 17, 1999
Scheduled Termination Date.   The Company intends this Section 4. to
constitute a timely written notice of renewal of the Agreement through and including January 17, 2000. Executive acknowledges that (a) the notice given by the Company under this Section 4. is timely under Section 2.c of the Agreement for purposes of extending the term of the Agreement through and including January 17, 1999, and (b) in executing this Amendment, he is expressly relying on the effectiveness of this Amendment, retroactive to January 17, 1998.
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          5.   Except as expressly modified by this Amendment, the terms of the Agreement shall remain in full force and effect from and after the date of this Amendment and are hereby ratified and confirmed.

          6. On and after the date of this Amendment, all references to "this Agreement", "herein", "hereof", "hereunder" or other similar words shall mean the Agreement as amended by this Amendment.

          7. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the provisions of such laws relating to conflicts of law.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                              THE COMPANY

                              Brothers Gourmet Coffees, Inc.



                              By:
                                   -----------------------------------
                                   J.P. Bolduc, Director, on behalf
                                    of the Board of Directors


                              EXECUTIVE


                                   -----------------------------------
                                   Donald D. Breen, President and
                                   Chief Executive Officer